EX-99.1

Investor Contacts:	Media Contacts:
Elise Caffrey	Charlie Vaida
Investor Relations	Media Relations
iRobot Corp.	iRobot Corp.
(781) 430-3003	(781) 430-3182
ecaffrey@irobot.com	cvaida@irobot.com

iRobot Names PTC’s Andrew Miller to Board of Directors

BEDFORD, Mass., September 14, 2016 - iRobot Corp. (NASDAQ: IRBT), a leader in delivering robotic technology-based solutions, today announced the addition of Andrew Miller, executive vice president and chief financial officer at PTC, to its board of directors increasing its size to nine members. Miller brings critical financial leadership as well as a software, cloud infrastructure and Internet of Things (IoT) experience to iRobot as the Company continues to grow its consumer business globally and focus on the connected home.

Miller became executive vice president and chief financial officer of PTC in early 2015. At PTC, Miller is responsible for global finance, tax and treasury, investor relations, information technology, strategic sourcing, facilities, and customer administration. PTC is a global provider of software technology platforms and solutions that transform how companies create, operate, and service the “things” in the Internet of Things. Miller also served on the Board of Directors of United Online, a leading provider of consumer products and services over the internet from July 2014 to July 2016.

Prior to PTC, Miller served as vice president and chief financial officer of Cepheid, a high-growth molecular diagnostics company. While at Cepheid, Miller built world-class finance and information technology teams and a nationally recognized investor relations program. He has also served in financial leadership roles at Autodesk, MarketFirst Software, Cadence Design Systems, and Silicon Graphics.

“Andrew’s extensive background in software, cloud, and technology along with his proven success in generating growth within the Internet of Things, is important as iRobot expands its software capabilities to develop new robotic technologies for the home,” said Colin Angle, chairman and chief executive officer of iRobot. “His public company leadership and deep financial and capital management experience will also be a great asset, and we are excited to welcome him to our board.”

“As the leader in consumer robotic technologies, I am excited to be joining the board of directors at iRobot,” said Mr. Miller. “Robots will play an important role in the Internet of Things moving forward, and I look forward to working with iRobot’s leadership team and board to capitalize on the many opportunities that are in front of us.”

About iRobot Corporation
iRobot designs and builds robots that empower people to do more. The company’s home robots help people find smarter ways to clean and accomplish more in their daily lives. iRobot’s portfolio of solutions features proprietary technologies for the connected home and advanced concepts in navigation, mobility, manipulation and artificial intelligence. For more information about iRobot, please visit www.irobot.com.

For iRobot Investors
Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements relating to iRobot Corporation's expectations concerning management's plans, objectives and strategies. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. iRobot undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by iRobot, see the disclosure contained in our public filings with the Securities and Exchange Commission including, without limitation, our most recent Annual Report on Form 10-K.